UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2024

FREYR Battery, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-274434	93-3205861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6&8 East Court Square, Suite 300,
Newnan, Georgia 30263

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (678) 632-3112

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FREY	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	FREY WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of New Chief Operating Officer
On August 8, 2024, the Board of FREYR Battery, Inc. (the “Company” or “FREYR”) appointed Michael Brose as its Chief Operating Officer (“COO”), effective immediately. Mr. Brose, 55, joined FREYR in July 2022 and has held the roles as Senior Vice President, Operations between November 2023 and August 2024 leading the team in Mo-i-Rana to develop the SemiSolidTM technology in the Customer Qualification Plant and VP U.S. Operations between July 2022 and November 2023. Prior to joining FREYR in July 2022, Mr. Brose served as Plant Manager at the WR Grace Chicago Catalyst Plant from September 2020 to July 2022 and as a Senior Consultant in Solomon Associates from October 2019 to September 2020, part of more than three decades overseeing operations, HSE, quality control, manufacturing excellence, and factories at WR Grace, INEOS, and Flint Hills Resources. He also held engineering roles in Stratco, Hess Oil Virgin Islands Corporation and Exxon. Mr. Brose graduated from the University of Pennsylvania with a BSChE in Chemical Engineering.
The Company and Mr. Brose are still finalizing the terms of his compensation for his new role as COO of the Company and such arrangements will be separately announced when finalized.
There are no family relationships between Mr. Brose and any director or other executive officer, nor are there any transactions to which the Company was or is a participant and in which Mr. Brose has a material interest subject to disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Brose and any other persons pursuant to which he was selected as an officer.
Termination of Employment of Executive Vice President Corporate Development (“EVP Corporate Development”)
On August 5, the Company notified Jeremy Bezdek, EVP Corporate Development, that his employment with the Company would terminate, effective August 8, 2024 (the “Termination Date”).
In connection with Mr. Bezdek’s departure, FREYR, FREYR Battery US Holding, Inc. (a subsidiary of FREYR), and Mr. Bezdek entered into a Separation Agreement on August 8, 2024 (the “Separation Agreement”). In addition to the base salary and employee benefits up until the Termination Date, Mr. Bezdek will, subject to his timely execution and non-revocation of the Separation Agreement, be entitled to receive an aggregate amount equal to $500,000, less any applicable withholding and authorized deductions. Mr. Bezdek will not be entitled to any cash bonus for 2024. Any stock options awarded to Mr. Bezdek that have vested as of the Termination Date must be exercised within three months of the Termination Date. Mr. Bezdek’s granted but unvested equity awards will be forfeited on the Termination Date. Furthermore, the Separation Agreement includes a customary release of claims.
The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, which is attached to this Current Report as Exhibit 10.1 and incorporated herein by reference.
Item 8.01 Other Events.
Appointment of Executive Officers
Concurrent with the leadership transitions, the Company has also appointed the following executive officers: Chief Development Officer, Chief Sales Officer and Chief of Staff.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Separation Agreement by and among FREYR Battery, Inc. FREYR Battery US Holding, Inc. and Jeremy Bezdek, dated August 8, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FREYR BATTERY, INC.

Date: August 9, 2024	By:	/s/ Are L. Brautaset
	Name:	Are L. Brautaset
	Title:	Chief Legal Officer

2